Exhibit 10.60

September 28, 2005

Thomas Gillespie

Lockhart Chemical

Dear Tom,

The Board approved the settlement we discussed on Monday for the $68,380.11 for manufacturing invoices owed to Lockhart by Polar.

1. The $68,380.11 is to be reduced by $5,000, Poles approximate cost for the PowerRight shipment to China. (The shipment was ultimately rejected by PowerRight.)

2. The balance of $63,380.11 is to be paid in full with Polar 144 common stock at $.05 per share, for a total of 1,307,603 shares.

3. Lockhart agrees that the shares will be voted by Mark Nelson pursuant to the Voting Agreement that Lockhart previously entered into.

4. Lockhart will return the check it is holding for $20,384.10 and will process the Harley Davidson order.

Polar’s account with Lockhart is fully paid as of this date.

Tom, if you agree with this understanding, please sign the acknowledgement below, and we will forward the Polar shares to you immediately.

Sincerely,

/s/ Mark L. Nelson
Mark L. Nelson

AGREED & ACCEPTED:

/s/ Thomas Gillespie
Thomas Gillespie
Lockhart Chemical